Exhibit 99.1

Landmark Infrastructure Partners Announces 3rd Consecutive Quarterly Cash Distribution Increase; Schedules Third Quarter 2015 Earnings Release and Conference Call

EL SEGUNDO, California, October 22, 2015 (GLOBE NEWSWIRE) – Landmark Infrastructure Partners LP (the “Partnership”) (NASDAQ: LMRK) announced today that the board of directors of its general partner declared a cash distribution of $0.3175 per unit, or $1.27 per unit on an annualized basis, for the quarter ended September 30, 2015.  This quarter’s cash distribution, which represents a 10.4% increase over the minimum quarterly distribution and a 3.3% increase compared to the second quarter 2015 distribution of $0.3075 per unit, marks the third consecutive quarter that LMRK has increased its quarterly cash distribution since its IPO in November 2014.  The distribution is payable on November 13, 2015 to unitholders of record as of November 3, 2015.

The Partnership plans to publicly release its third quarter 2015 results prior to the opening of U.S. financial markets on Thursday, November 5, 2015.  Interested parties are invited to listen to a conference call hosted by management discussing the Partnership’s earnings results.

Webcast Information

Event:  Q3 2015 Landmark Infrastructure Partners LP Earnings Call

Date:  Thursday, November 5, 2015

Time:  12:00 p.m. Eastern Time

Webcast:  http://investor.landmarkmlp.com

Conference Call Information

U.S. and Canada:  877-930-8063

International:  253-336-7764

Participant Passcode:  54765431

Replay Information

A webcast replay will be available approximately two hours after the completion of the conference call through December 31, 2015 at http://investor.landmarkmlp.com.

An audio replay is also available through November 14, 2015.

Dial-in:  855-859-2056 or 404-537-3406

Participant Passcode:  54765431

Notice

This release serves as qualified notice to nominees as provided for under Treasury Regulation Section 1.1446-4(b)(4) and (d).  Please note that we believe that 100 percent of the Partnership’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business.  Accordingly, all of the Partnership’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate for individuals or corporations, as applicable.  Nominees, and not the Partnership, are treated as withholding agents responsible for withholding distributions received by them on behalf of foreign investors.

About Landmark Infrastructure Partners LP

The Partnership is a growth-oriented master limited partnership formed to acquire, own and manage a portfolio of real property interests that the Partnership leases to companies in the wireless communication, outdoor advertising and renewable power generation industries.  Headquartered in El Segundo, California, the Partnership’s real property interests consist of a diversified portfolio of long-term and perpetual easements, tenant lease assignments and fee simple properties located in 48 states and the District of Columbia, entitling the Partnership to rental payments from leases on approximately 1,200 tenant sites as of September 30, 2015.

Cautionary Note Regarding Forward Looking Statements

Disclosures in this press release contain certain forward-looking statements within the meaning of the federal securities laws.  Statements that do not relate strictly to historical or current facts are forward-looking.  These statements contain words such as “possible,” “if,” “will,” “expect” and “assuming” and involve risks and uncertainties including, among others that our business plans may change as circumstances warrant.  Accordingly, readers should not place undue reliance on forward-looking statements as a prediction of actual results.  For more information concerning factors that could cause actual results to differ materially from those conveyed in the forward-looking statements, please refer to the “Risk Factors” section of our 2015 Annual Report on Form 10-K filed with the SEC.  Any forward-looking statements in this press release are made as of the date of this press release and the Partnership undertakes no obligation to update or revise such forward-looking statements to reflect events or circumstances that occur, or of which the Partnership becomes aware, after the date hereof, unless required by law.

CONTACT: Marcelo Choi

Vice President, Investor Relations

(310) 598-3173

ir@landmarkmlp.com